As filed with the Securities and Exchange Commission on April 24, 2026.

Registration No. 333-293420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allarity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2147982
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Jensen

Chief Executive Officer
c/o Allarity Therapeutics, Inc.
123 E Tarpon Ave
Tarpon Springs, FL 34689
(401) 426-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Arif Soto, Esq.
Venable LLP
151 W. 42nd Street, 49th Floor

New York, NY 10036
(213) 307-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this pre-effective amendment (this “Amendment”) to our Registration Statement on Form S-3 (File No. 333-293420), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2026 (the “Registration Statement”), as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement:

Incorporation by Reference
Exhibit Number	Description	Form or Schedule	File Number	Exhibit	Filing Date	Filed Herewith
4.1	Specimen Common Stock Certificate of the Registrant	S-4/A	333-259484	4.1	September 29, 2021
5.1	Opinion of Venable LLP*
10.1	Securities Purchase Agreement, dated September 22, 2025, by and between Allarity Therapeutics, Inc. and the Purchaser (as defined therein)	8-K		10.1	September 22, 2025
10.2	Registration Rights Agreement, dated September 22, 2025, by and between Allarity Therapeutics, Inc. and the Purchaser (as defined therein)	8-K		10.2	September 22, 2025
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm*
23.2	Consent of Wolf & Company, P.C., independent registered public accounting firm					X
23.3	Consent of Venable LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Filing Fee Table*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs, State of Florida, on April 24, 2026.

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas H. Jensen
Name:	Thomas H. Jensen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas H. Jensen	Chief Executive Officer and Director	April 24, 2026
Thomas H. Jensen	(Principal Executive Officer)

/s/ Jeffrey S. Ervin	Chief Financial Officer	April 24, 2026
Jeffrey S. Ervin	(Principal Financial and Accounting Officer)

/s/ Gerald W. McLaughlin	Chairman of the Board	April 24, 2026
Gerald W. McLaughlin

/s/ Laura E. Benjamin	Director	April 24, 2026
Laura E. Benjamin

/s/ Jesper Høiland	Director	April 24, 2026
Jesper Høiland

2